Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 of Avidia Bancorp, Inc. of our report dated March 14, 2025 with respect to the consolidated financial statements as of December 31, 2024 and 2023 of Assabet Valley Bancorp and Subsidiary, included in the Prospectus of Avidia Bancorp, Inc., which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in the Prospectus included in this Registration Statement.

Berry Dunn McNeil & Parker, LLC

Manchester, New Hampshire

May 6, 2025